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                                                                EXHIBIT 99.b(10)



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our report dated March 28, 2003 with respect to the financial statements of The Manufacturers Life Insurance Company of New York and The Manufacturers Life Insurance Company of New York Separate Account A, both of which are contained in the Statement of Additional Information in Post-Effective Amendment No. 8 to the Registration Statement (Form N-4 No. 333-61283) and the related prospectus of The Manufacturers Life Insurance Company of New York Separate Account A.



                                                 /s/ ERNST & YOUNG LLP



Boston, Massachusetts
April 29, 2003